BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828   Fax (856) 346-2882

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

To the Board of Directors
Medical Staffing Solutions, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated April 10, 2006 on the financial statements of the Medical Staffing Solutions, Inc. as of December 31, 2005 and 2004 and for the years then ended which appear in such Prospectus.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/Bagell, Josephs, Levine & Company, LLC

Bagell, Josephs, Levine & Company LLC
Gibbsboro, New Jersey

June 2, 2006

MEMBER OF:	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
SEC PRACTICE SECTION OF THE AICPA (SECPSI)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY